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Exhibit 99.1

News Release

Enpro Reports Third Quarter 2025 Results

Third Quarter 2025 Highlights
(All results reflect comparisons to prior-year period, unless otherwise noted)
(*Non-GAAP measure. See the attached schedules for adjustments and reconciliations of historical measures to GAAP measures)

•Sales of $286.6 million up 9.9%
•AST sales up 17.3%; Sealing Technologies sales up 5.7%
•Net income of $21.6 million versus $19.8 million
•Adjusted EBITDA* of $69.3 million versus $64.1 million
•GAAP diluted earnings per share of $1.01 versus $0.94
•Adjusted diluted earnings per share* of $1.99 versus $1.74
•Strategic acquisitions announced in October advance the Enpro 3.0 strategy and expand critical capabilities in key growth areas within the Sealing Technologies segment
•Updates full-year 2025 guidance, including to reflect the contribution of recently announced acquisitions: Revenue growth of 7%-8%, adjusted EBITDA* in the range of $275 million to $280 million, and adjusted diluted earnings per share* in the range of $7.75 to $8.05 per share

CHARLOTTE, N.C., November 4, 2025 -- Enpro Inc. (NYSE: NPO) today announced its financial results for the third quarter ended September 30, 2025.

“Enpro delivered another strong quarter with sales growth of almost 10% and solid profitability even as we continue growth investments in capabilities and strategic initiatives that lay the foundation for future value creation," said Eric Vaillancourt, President and Chief Executive Officer. "Sales performance was highlighted by double-digit growth in AST driven by strong demand in leading-edge precision cleaning solutions and certain semiconductor tools and assemblies. Sealing Technologies drove a 6% sales increase at strong profitability, underscoring solid fundamentals. Although our operating margin in AST was impacted by increased investments in key initiatives and product mix, the opportunities ahead for the segment are exciting."

Vaillancourt continued, "We welcomed Overlook Industries to the Enpro family on October 8th, and we look forward to completing the acquisition of AlpHa Measurement Solution during the fourth quarter. These two additions to the Enpro portfolio will extend our critical capabilities in biopharmaceutical manufacturing technologies and compositional analysis markets, two areas where we see opportunities to accelerate profitable growth. Overall, we are delighted with how the organization is executing on the Enpro 3.0 strategy in its first year and confident in our ability to build on this momentum in coming periods."

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Financial Highlights
(Dollars in millions except per share data)

	Quarters Ended September 30,
	2025	2024	Change
Net sales	$286.6	$260.9	9.9%
Net income	$21.6	$19.8	9.1%
Diluted earnings per share	$1.01	$0.94	7.4%
Adjusted net income*	$42.4	$36.7	15.5%
Adjusted diluted earnings per share*	$1.99	$1.74	14.4%
Adjusted EBITDA*	$69.3	$64.1	8.1%
Adjusted EBITDA margin*	24.2%	24.6%
*Non-GAAP measure. See the attached tables for adjustments and reconciliations of historical non-GAAP measures to comparable GAAP measures. Because of the forward-looking nature of non-GAAP guidance measures, reconciliations of such measures are not presented. Such non-GAAP guidance measures are calculated in a manner consistent with the historical presentation of these measures in the attached tables.

Third Quarter 2025 Consolidated Results

Sales of $286.6 million increased 9.9% compared to last year. Excluding foreign exchange translation, sales increased 9.1%. Strength in aerospace and food and pharma applications, precision cleaning, improved demand for certain semiconductor tools and assemblies, firm aftermarket performance for general industrial and commercial vehicle markets, and strategic pricing initiatives more than offset continued soft commercial vehicle OEM demand and timing of nuclear orders.

Corporate expense of $10.2 million in the third quarter of 2025 decreased slightly from $10.3 million last year.

Net income was $21.6 million, compared to $19.8 million last year. Diluted earnings per share were $1.01, compared to $0.94 in the prior year. Revenue growth and lower net interest expense were partially offset by increased expenses supporting growth initiatives, unfavorable mix at AST, and higher income tax expenses.
Adjusted net income* of $42.4 million increased 15.5% compared to the third quarter of 2024 and adjusted diluted earnings per share* increased 14.4% to $1.99, versus $1.74 last year.

Adjusted EBITDA* of $69.3 million, or 24.2% of total sales, increased 8.1% year-over-year. Higher sales drove the increase, offset in part by increased operating expenses supporting growth initiatives and unfavorable mix in AST during the quarter.

Third Quarter 2025 Segment Highlights
(All results reflect comparisons to prior-year period unless otherwise noted)

Sealing Technologies - Safeguarding environments with critical applications in diverse end markets —
Garlock, STEMCO, and Technetics Group

	Quarters Ended September 30,
(Dollars in millions)	2025	2024	Change
Sales	$178.2	$168.6	5.7%
Adjusted segment EBITDA	$57.4	$55.1	4.2%
Adjusted segment EBITDA margin	32.2%	32.7%

•Sales increased 5.7% over last year. Excluding foreign exchange translation, sales increased 4.4%. Strength in aerospace and food and pharma demand, firm aftermarket performance in general industrial and commercial vehicle markets, and strategic pricing more than offset continued softness in the commercial vehicle OEM market. Timing of nuclear deliveries also impacted the year-over-year comparison.

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•Adjusted segment EBITDA of $57.4 million was up 4.2% year-over-year, with adjusted segment EBITDA margin remaining strong at 32.2%. Excluding foreign exchange translation, adjusted segment EBITDA increased 3.1%, driven by sales growth, offset in part by growth investments.

Advanced Surface Technologies - Leading edge precision manufacturing, coatings, cleaning and refurbishment solutions and innovative optical coatings and filter products — NxEdge, Technetics Semi, LeanTeq, and Alluxa

	Quarters Ended September 30,
(Dollars in millions)	2025	2024	Change
Sales	$108.5	$92.5	17.3%
Adjusted segment EBITDA	$21.8	$19.2	13.5%
Adjusted segment EBITDA margin	20.1%	20.8%

•Sales increased 17.3%. Growth in leading-edge precision cleaning solutions and improved demand for certain semiconductor tools and assemblies were the primary growth drivers.
•Adjusted segment EBITDA increased 13.5%. Operating leverage on sales growth was offset primarily by increased operating expenses supporting growth initiatives and the mix impact of increased sales for certain semiconductor tools and assemblies.

Strategic Acquisitions

On October 13, 2025, Enpro announced the agreements to acquire two strategic assets in key growth areas, AlpHa Measurement Solutions (“AlpHa”) and Overlook Industries (“Overlook”), for an aggregate of approximately $280 million in cash. Both businesses will be part of the Sealing Technologies segment.

AlpHa is a Houston, Texas-based leading provider of liquid analytical sensing technologies and instrumentation for the measurement of key parameters for liquid processes. Upon closing, AlpHa’s liquid analytical sensing and instrumentation solutions will broaden Enpro’s position in Compositional Analysis, a growing area within the Test & Measurement industry.

Overlook, headquartered in Easthampton, Massachusetts, specializes in the design and fabrication of single-use technologies and other critical componentry for biopharmaceutical manufacturing. The acquisition of Overlook expands Enpro’s biopharmaceutical capabilities in liquid dose biologics, where more stringent aseptic processing is essential to contamination prevention. Overlook operates within Garlock Hygienic Technologies.

The Overlook acquisition closed on October 8, 2025 and the AlpHa acquisition is expected to close during the fourth quarter, subject to customary closing conditions, including regulatory approvals.

Balance Sheet, Cash Flow and Capital Allocation

During the nine months ended September 30, 2025, the company generated $138.5 million of cash flow from operating activities and $104.9 million of free cash flow, net of $33.6 million in capital expenditures. This compares to $103.5 million of cash flow from operating activities, or $82.8 million of free cash flow, net of $20.7 million in capital expenditures, in the prior-year period. Higher net income and lower net interest expense were the primary drivers of the improvement in free cash flow.

During the third quarter, the company paid a regular quarterly dividend of $0.31 per share, with dividend payments totaling $19.7 million for the nine months ended September 30, 2025.

Enpro ended the third quarter with total debt of $445.2 million and cash and cash equivalents of $132.9 million, resulting in a net leverage ratio of 1.2x to trailing twelve month adjusted EBITDA. Following the completion of the AlpHa transaction, combined with the already completed Overlook acquisition, Enpro's net leverage ratio will approximate 2x.

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Quarterly Dividend

Enpro declared a regular quarterly dividend of $0.31 per share on October 29, 2025. The dividend is payable on December 17, 2025, to shareholders of record as of the close of business on December 3, 2025.

Updated 2025 Guidance

Enpro is updating guidance for full-year 2025, including to reflect the anticipated partial-quarter contributions from the acquisitions of AlpHa and Overlook, with revenue growth of 7%-8%, adjusted EBITDA* in the range of $275 million to $280 million, and adjusted diluted earnings per share* in the range of $7.75 to $8.05.

Previously, Enpro expected revenue growth of 5%-7%, adjusted EBITDA* in the range of $270 million to $280 million and adjusted diluted earnings per share* in the range of $7.60 to $8.10 per share.

Conference Call, Webcast Information, and Presentations

Enpro will hold a conference call today, November 4, at 8:30 a.m. Eastern Time to discuss third quarter 2025 financial results. Investors who wish to participate in the call should dial 1-877-407-0832 approximately 10 minutes before the call begins and provide conference access code 13740584. A live audio webcast of the call and accompanying slide presentation will be accessible from the company’s website, https://www.enpro.com. To access the earnings presentation, log on to the webcast by clicking the link on the company’s home page.

Segment Operating Performance Measure

The segment profitability metric used by management to allocate resources and assess segment performance is adjusted segment EBITDA, which is segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition expenses, restructuring costs, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization. Segment non-operating expenses and income, corporate expenses, net interest expense, and income taxes are not included in the computation of adjusted segment EBITDA. Under U.S. generally accepted accounting principles (“GAAP”), the segment profitability metric used by management to allocate resources and assess segment performance is required to be disclosed in financial statement footnotes, and accordingly such metric as presented for each segment is not deemed to be a non-GAAP measure under applicable regulations of the Securities and Exchange Commission.

Non-GAAP Financial Information

This press release contains financial measures that have not been prepared in conformity with GAAP. They include adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, total adjusted segment EBITDA and free cash flow. Tables showing the reconciliation of these historical non-GAAP financial measures to the comparable GAAP measures are attached to the release. Adjusted EBITDA and adjusted diluted earnings per share anticipated for full-year 2025 are calculated in a manner consistent with the historical presentation of these measures in the attached tables. Because of the forward-looking nature of these estimates, it is impractical to present quantitative reconciliations of such measures to comparable GAAP measures, and accordingly no such GAAP measures are being presented.

Management believes these non-GAAP metrics are commonly used financial measures for investors to evaluate the company’s operating performance and, when read in conjunction with the company’s consolidated financial statements, present a useful tool to evaluate the company’s ongoing operations and performance from period to period. In addition, these are some of the factors the company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items

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that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Forward-Looking Statements and Guidance

Statements in this press release that express a belief, expectation, or intention, including the 2025 guidance and other statements that are not historical fact, are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: economic conditions in the markets served by the company’s businesses and the businesses of its customers, some of which are cyclical and experience periodic downturns and may be affected by the imposition or threat of imposition of tariffs; the impact of geopolitical activity on those markets, including instabilities associated with the armed conflicts in Ukraine and in the Middle East region and any conflict or threat of conflict that may affect Taiwan; uncertainties with respect to the imposition, or threat of imposition, of government tariffs, including the significant tariffs announced by the U.S. government in 2025, and retaliatory tariffs announced in response thereto; uncertainties with respect to the imposition of government embargoes and other trade protection measures, such as “anti-dumping” duties applicable to classes of products, and import or export licensing requirements, as well as the imposition of trade sanctions against a class of products imported from or sold and exported to, or the loss of “normal trade relations” status with, countries in which Enpro conducts business, could significantly increase the company’s cost of products or otherwise reduce its sales and harm its business; uncertainties with respect to prices and availability of raw materials, including as a result of instabilities from geopolitical conflicts and the imposition of tariffs; uncertainties with respect to the company’s ability to achieve anticipated growth within the semiconductor, life sciences, and other technology-enabled markets, including uncertainties with respect to receipt of CHIPS Act support and the timing of completion of the new Arizona facility; the impact of fluctuations in relevant foreign currency exchange rates or unanticipated increases in applicable interest rates; unanticipated delays or problems in introducing new products; the impact of any labor disputes; announcements by competitors of new products, services or technological innovations; changes in the company’s pricing policies or the pricing policies of its competitors; risks related to the reliance of the Advanced Surface Technologies segment on a small number of significant customers; uncertainties with respect to the company’s ability to identify and complete business acquisitions consistent with its strategy and to successfully integrate any businesses that it acquires; and uncertainties with respect to the amount of any payments required to satisfy contingent liabilities, including those related to discontinued operations, other divested businesses and discontinued operations of the company’s predecessors, including liabilities for certain products, environmental matters, employee benefit and statutory severance obligations and other matters. Enpro’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q reports, describe these and other risks and uncertainties in more detail.

In addition, statements with respect to the anticipated contributions of Overlook and AlpHa and the completion of the acquisition of AlpHa are subject to risks and uncertainties that include, but are not limited to: the ultimate outcome, benefits and synergies of acquisitions of Overlook and AlpHa and future financial performance, including revenues, cash flows, operating expenses and profitability, involve risks and uncertainties, and are subject to change based on various important factors, including the timing of and any potential delay in consummating the proposed acquisition of AlpHa, the risk that the conditions to closing of the acquisition of AlpHa (including the necessary regulatory approvals) may not be satisfied in the anticipated timeframe or at all and that such transaction may not close; the risk that regulatory approvals required for the acquisition of AlpHa is obtained subject to conditions that are not anticipated; the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement with respect to the acquisition of AlpHa; the possibility of unexpected costs, liabilities or delays in connection with the acquisition of AlpHa; risks that the acquisitions disrupt current plans and operations of Enpro; the risk that the disruption from the transactions may make it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with Overlook’s and AlpHa’s respective, vendors and others with whom they do business; risks and uncertainties with respect to Enpro’s ability to recognize the anticipated benefits of each transaction; the outcome of any legal proceedings that may arise with respect to the transactions; and the impact of changes in relevant national and regional economies. Enpro does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based.

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Full-year guidance is subject to the risks and uncertainties discussed above, includes the anticipated partial-quarter contributions from the acquisitions of Overlook and AlpHa (which is expected to close in the fourth quarter of 2025), and specifically excludes changes in the number of shares outstanding, impacts from other future acquisitions, dispositions and related transaction costs, restructuring costs and the impact of changes in foreign exchange rates, in each case subsequent to September 30, 2025, and any incremental impact on demands and costs arising from tariffs announced, or trade tensions arising, subsequent to November 3, 2025.

About Enpro Inc.

Enpro is a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, industrial process, commercial vehicle, sustainable power generation, aerospace, food and pharma, photonics, and life sciences. Headquartered in Charlotte, North Carolina, Enpro is listed on the New York Stock Exchange under the symbol “NPO”. For more information, visit the company’s website at https://www.enpro.com.

Investor Contacts:	Joseph F. Bruderek
Executive Vice President and Chief Financial Officer

James M. Gentile
Vice President, Investor Relations
Enpro Inc.
Phone:	704-731-1527	5605 Carnegie Boulevard
Charlotte, North Carolina, 28209
Email:	investor.relations@enpro.com	www.enpro.com

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APPENDICES

Consolidated Financial Information and Reconciliations

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Enpro Inc.
Consolidated Statements of Operations (Unaudited)
For the Quarters and Nine Months Ended September 30, 2025 and 2024
(In Millions, Except Per Share Data)
	Quarters Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Net sales	$286.6	$260.9	$847.9	$790.3
Cost of sales	166.4	150.6	484.7	454.8
Gross profit	120.2	110.3	363.2	335.5
Operating expenses:
Selling, general and administrative	78.9	71.7	233.8	219.4
Other	0.4	4.5	1.0	6.0
Total operating expenses	79.3	76.2	234.8	225.4
Operating income	40.9	34.1	128.4	110.1
Interest expense	(6.9)	(10.4)	(25.1)	(31.4)
Interest income	0.5	1.4	3.2	4.7
Other expense	(2.4)	(1.1)	(6.6)	(8.7)
Income before income taxes	32.1	24.0	99.9	74.7
Income tax expense	(10.5)	(4.2)	(27.4)	(15.7)
Net income	$21.6	$19.8	$72.5	$59.0
Basic earnings per share	$1.03	$0.94	$3.45	$2.82
Average common shares outstanding	21.1	21.0	21.0	21.0
Diluted earnings per share	$1.01	$0.94	$3.41	$2.80
Average common shares outstanding	21.3	21.1	21.2	21.1

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Enpro Inc.
Consolidated Statements of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2025 and 2024
(In Millions)
	2025	2024
Operating activities
Net income	$72.5	$59.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	18.2	17.8
Amortization	57.4	57.2
Promissory note reserve	—	4.5
Deferred income taxes	(1.7)	(1.8)
Stock-based compensation	10.5	9.8
Other non-cash adjustments	7.1	8.0
Change in assets and liabilities, net of effects of acquisition:
Accounts receivable, net	(19.7)	(14.8)
Inventories	0.6	4.5
Accounts payable	(2.8)	(8.4)
Other current assets and liabilities	(8.0)	(25.8)
Other non-current assets and liabilities	4.4	(6.5)
Net cash provided by operating activities	138.5	103.5
Investing activities
Purchases of property, plant and equipment	(29.8)	(18.8)
Payments for capitalized internal-use software	(3.8)	(1.9)
Acquisition, net of cash acquired	—	(209.4)
Other	0.9	0.6
Net cash used in investing activities	(32.7)	(229.5)
Financing activities
Proceeds from debt	680.0	52.5
Repayments of debt	(871.6)	(58.6)
Purchase of non-controlling interest	—	(18.3)
Debt issuance costs	(8.0)	—
Dividends paid	(19.7)	(19.0)
Other	(1.6)	(0.6)
Net cash used in financing activities	(220.9)	(44.0)
Effect of exchange rate changes on cash and cash equivalents	11.7	7.1
Net decrease in cash and cash equivalents	(103.4)	(162.9)
Cash and cash equivalents at beginning of period	236.3	369.8
Cash and cash equivalents at end of period	$132.9	$206.9
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$19.1	$25.3
Income taxes, net of refunds	$33.6	$30.0

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Enpro Inc.
Consolidated Balance Sheets (Unaudited)
As of September 30, 2025 and December 31, 2024
(In Millions)
	September 30,	December 31,
	2025	2024
Current assets
Cash and cash equivalents	$132.9	$236.3
Accounts receivable, net	139.5	115.9
Inventories	141.6	138.8
Prepaid expenses and other current assets	43.0	21.3
Total current assets	457.0	512.3
Property, plant and equipment, net	205.4	193.2
Goodwill	906.3	896.2
Other intangible assets	736.0	790.3
Other assets	94.1	99.5
Total assets	$2,398.8	$2,491.5

Current liabilities
Current maturities of long-term debt	$0.2	$16.0
Accounts payable	64.1	66.0
Accrued expenses	122.8	116.0
Total current liabilities	187.1	198.0
Long-term debt	445.0	624.1
Deferred taxes	126.9	126.9
Other liabilities	118.7	113.9
Total liabilities	877.7	1,062.9

Shareholders’ equity
Common stock	0.2	0.2
Additional paid-in capital	330.5	319.4
Retained earnings	1,228.4	1,175.6
Accumulated other comprehensive loss	(36.8)	(65.4)
Common stock held in treasury, at cost	(1.2)	(1.2)
Total shareholders’ equity	1,521.1	1,428.6
Total liabilities and equity	$2,398.8	$2,491.5

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Enpro Inc.
Segment Information (Unaudited)
For the Quarters and Nine Months Ended September 30, 2025 and 2024
(Dollars In Millions)

Sales
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Sealing Technologies	$178.2	$168.6	$545.3	$524.2
Advanced Surface Technologies	108.5	92.5	303.2	266.6
	286.7	261.1	848.5	790.8
Less: intersegment sales	(0.1)	(0.2)	(0.6)	(0.5)
	$286.6	$260.9	$847.9	$790.3

Net income	$21.6	$19.8	$72.5	$59.0

Earnings before interest, income taxes, depreciation,
amortization and other selected items (Adjusted Segment EBITDA)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Sealing Technologies	$57.4	$55.1	$179.4	$173.5
Advanced Surface Technologies	21.8	19.2	62.1	55.6
	$79.2	$74.3	$241.5	$229.1

Adjusted Segment EBITDA Margin
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Sealing Technologies	32.2%	32.7%	32.9%	33.1%
Advanced Surface Technologies	20.1%	20.8%	20.5%	20.9%
	27.6%	28.5%	28.5%	29.0%

Reconciliation of Income, Net of Tax to Adjusted Segment EBITDA
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$21.6	$19.8	$72.5	$59.0
Income tax expense	(10.5)	(4.2)	(27.4)	(15.7)
Income before income taxes	32.1	24.0	99.9	74.7
Acquisition expenses	2.7	0.3	3.2	3.8
Amortization of the fair value adjustment to acquisition date inventory	—	—	—	1.7
Restructuring and impairment expense, net	0.2	4.4	0.7	5.5
Depreciation and amortization expense	25.2	25.2	75.6	75.0
Corporate expenses	10.2	10.3	33.6	33.0
Interest expense, net	6.4	9.0	21.9	26.7
Other expense, net	2.4	1.1	6.6	8.7
Adjusted segment EBITDA	$79.2	$74.3	$241.5	$229.1

Adjusted segment EBITDA is total segment revenue reduced by operating expenses and other costs identifiable with the segment, excluding acquisition expenses, restructuring expense, net, amortization of the fair value adjustment to acquisition date inventory, and depreciation and amortization.

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Restructuring expense, net in the table above for the quarter and nine months ended September 30, 2025 includes income related to gains on the sale of fixed assets as a result of restructuring actions.

Corporate expenses include general corporate administrative costs. Non-operating expenses not directly attributable to the segments, corporate expenses, net interest expense, and income taxes are not included in the computation of adjusted segment EBITDA. The accounting policies of the reportable segments are the same as those for the Company.

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Enpro Inc.
Adjusted Segment EBITDA Reconciling Items by Segment (Unaudited)
For the Quarters and Nine Months Ended September 30, 2025 and 2024
(In Millions)

	Quarter Ended September 30, 2025
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition expense	$2.7	$—	$2.7
Restructuring expense	$0.2	$—	$0.2
Depreciation and amortization expense	$8.5	$16.7	$25.2

	Quarter Ended September 30, 2024
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition and divestiture expenses	$0.3	$—	$0.3
Restructuring and impairment expense	$0.9	$3.5	$4.4
Depreciation and amortization expense	$8.3	$16.9	$25.2

	Nine Months Ended September 30, 2025
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition expenses	$3.2	$—	$3.2
Restructuring expense, net	$(0.2)	$0.9	$0.7
Depreciation and amortization expense	$25.0	$50.6	$75.6

	Nine Months Ended September 30, 2024
	Sealing Technologies	Advanced Surface Technologies	Total Segments
Acquisition expenses	$3.8	$—	$3.8
Amortization of the fair value adjustment to acquisition date inventory	$1.7	$—	$1.7
Restructuring and impairment expense	$2.0	$3.5	$5.5
Depreciation and amortization expense	$24.5	$50.5	$75.0

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Enpro Inc.
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted Earnings Per Share (Unaudited)
For the Quarters and Nine Months Ended September 30, 2025 and 2024
(In Millions, Except Per Share Data)
	Quarters Ended September 30,
	2025				2024
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Net income	$21.6	21.3	$1.01		$19.8	21.1	$0.94
Income tax expense	10.5				4.2
Income before income taxes	32.1				24.0

Adjustments from selling, general, and administrative:
Acquisition expenses	2.7				0.3
Amortization of acquisition-related intangible assets	18.8				19.1
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense	0.4				4.5
Adjustments from other non-operating expense:
Costs associated with previously disposed businesses	1.6				0.4
Pension expense - non-service cost	0.8				—
Foreign exchange losses related to the divestiture of a discontinued operation[1]	—				0.7
Other adjustments:
Other	0.1				—
Adjusted income before income taxes	56.5				49.0
Adjusted income tax expense	(14.1)				(12.3)
Adjusted net income	$42.4	21.3	$1.99	2	$36.7	21.1	$1.74	2

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	Nine Months Ended September 30,
	2025				2024
	$	Average common shares outstanding, diluted	Per Share		$	Average common shares outstanding, diluted	Per Share
Net income	$72.5	21.2	$3.41		$59.0	21.1	$2.80
Income tax expense	27.4				15.7
Income before income taxes	99.9				74.7

Adjustments from selling, general, and administrative:
Acquisition expenses	3.2				3.8
Amortization of acquisition-related intangible assets	56.9				56.7
Adjustments from other operating expense and cost of sales:
Restructuring and impairment expense, net	1.0				6.0
Amortization of the fair value adjustment to acquisition date inventory	—				1.7
Adjustments from other non-operating expense:
Asbestos receivable adjustment	—				(0.6)
Environmental reserve adjustments	(0.7)				2.3
Costs associated with previously disposed businesses	2.3				0.8
Pension expense - non-service cost	2.4				0.1
Loss on extinguishment of debt	1.7				—
Foreign exchange losses related to the divestiture of a discontinued operation	0.4				1.6
Long-term promissory note reserve[1]	—				4.5
Other adjustments:
Other	0.6				—
Adjusted income before income taxes	167.7				151.6
Adjusted income tax expense	(41.9)				(37.9)
Adjusted net income	$125.8	21.2	$5.92	2	$113.7	21.1	$5.39	2

Management of the Company believes that it would be helpful to the readers of the financial statements to understand the impact of certain selected items on the Company's reported income and diluted earnings per share, including items that may recur from time to time. The items adjusted for in this schedule are those that are excluded by management in budgeting or projecting for performance in future periods, as they typically relate to events specific to the period in which they occur. This presentation enables readers to better compare Enpro Inc. to other diversified industrial technology companies that do not incur the sporadic impact of restructuring activities, costs associated with previously disposed of businesses, acquisitions, or other selected items. Restructuring expense, net in the table above for the quarter and nine months ended September 30, 2025 includes income related to gains on the sale of fixed assets as a result of restructuring actions.
Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results.
The adjusted income tax expense presented above is calculated using a normalized company-wide effective tax rate excluding discrete items of 25.0%. Per share amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.
1We received a long-term promissory note in connection to the sale of a divested business. As part of our regular review of the note, in the first quarter of 2024 we concluded a reserve was needed for expected future credit losses. We monitor the note quarterly and make adjustments as needed.
2Adjusted diluted earnings per share, which amounts were calculated by dividing by the weighted-average shares of diluted common stock outstanding during the periods.

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Enpro Inc.
Reconciliation of Net Income to Adjusted EBITDA (Unaudited)
For the Quarters and Nine Months Ended September 30, 2025 and 2024
(In Millions)
	Quarters Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net income	$21.6	$19.8	$72.5	$59.0

Adjustments to arrive at earnings before interest, income taxes, depreciation, amortization, and other selected items (Adjusted EBITDA):
Interest expense, net	6.4	9.0	21.9	26.7
Income tax expense	10.5	4.2	27.4	15.7
Depreciation and amortization expense	25.2	25.2	75.6	75.0
Restructuring and impairment expense, net	0.4	4.5	1.0	6.0
Environmental reserve adjustments	—	—	(0.7)	2.3
Costs associated with previously disposed businesses	1.6	0.4	2.3	0.8
Acquisition expenses	2.7	0.3	3.2	3.8
Pension expense - non-service cost	0.8	—	2.4	0.1
Asbestos receivable adjustment	—	—	—	(0.6)
Amortization of the fair value adjustment to acquisition date inventory	—	—	—	1.7
Loss on extinguishment of debt	—	—	1.7	—
Foreign exchange losses related to the divestiture of a discontinued operation	—	0.7	0.4	1.6
Long-term promissory note reserve[1]	—	—	—	4.5
Other	0.1	—	0.6	—
Adjusted EBITDA	$69.3	$64.1	$208.3	$196.6

1We received a long-term promissory note in connection to the sale of a divested business. As part of our regular review of the note, in the first quarter of 2024 we concluded a reserve was needed for expected credit losses. We monitor the note quarterly and make adjustments as needed.

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Enpro Inc.
Reconciliation of Free Cash Flow (Unaudited)
(In Millions)

Free Cash Flow - Nine Months Ended September 30, 2025
Net cash provided by operating activities	$138.5
Purchases of property, plant, and equipment	(29.8)
Payments for capitalized internal-use software	(3.8)
Free cash flow	$104.9

Free Cash Flow - Nine Months Ended September 30, 2024
Net cash provided by operating activities	$103.5
Purchases of property, plant, and equipment	(18.8)
Payments for capitalized internal-use software	(1.9)
Free cash flow	$82.8